EXHIBIT 99.1

Midland States Bancorp Appoints Gerald Carlson to Board of Directors

EFFINGHAM, Ill., Feb. 06, 2024 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (NASDAQ: MSBI) (the “Company” or “Midland”) announced today that Gerald Carlson has been appointed to the Board of Directors of the Company and Midland States Bank. With the addition of Mr. Carlson, the Company’s Board of Directors now has 11 directors, with 10 of the directors classified as independent.

“We are very pleased to add Jerry to our Board of Directors,” said Jeffrey C. Smith, Chairman of the Board of the Company. “Jerry is a highly accomplished executive who brings a wealth of experience to the Board, and he spent a good part of his career in St. Louis. We believe the St. Louis market represents a significant growth opportunity for Midland, and we are investing more resources into expanding our presence in this area. We believe that Jerry’s experience in this market will be helpful to our efforts to grow in St. Louis, increase our market share, and add new retail and commercial clients in both community banking and wealth management.”

Mr. Carlson served as the Managing Partner of KPMG for the firm’s Washington, D.C. metropolitan and Chesapeake regions, a position he held from 2013 until his retirement in 2019. Prior to that, Mr. Carlson served as Managing Partner of KPMG’s St. Louis office, which position he held since 2008. Throughout his career, Mr. Carlson served as an audit partner and advisor to private and publicly held clients, including a number of Fortune 500 companies. As a Managing Partner of KPMG, Mr. Carlson was responsible for leading a culture of ethics and integrity, developing marketplace strategies for growth, overseeing high-quality client service, attracting and retaining key resources and representing KPMG in the marketplace. Mr. Carlson has served on the boards of many organizations, including currently serving on the boards of two private equity backed companies, the Greater Rivers Greenway Foundation, Connected DMV, and the Dean’s Advisory Board of the Robert S. Trulaske School of Business at the University of Missouri—Columbia. He previously served on the boards of the Greater Washington Board of Trade, the Regional Business Council, and Catholic Charities of the Archdiocese of St. Louis, among others.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of December 31, 2023, the Company had total assets of approximately $7.9 billion, and its Wealth Management Group had assets under administration of approximately $3.7 billion. The Company provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, the impact of inflation, continuing effects of the failures of Silicon Valley Bank and Signature Bank, increased deposit volatility and potential regulatory developments; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; changes to U.S. tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321